Exhibit 5.1

Andrew I. Telsey, P.C. Attorney at Law
6198 S. Moline Court, Englewood, Colorado 80111 Telephone: 303/521-7447 • E-Mail: andrew@telseylaw.com

February 9, 2024

Board of Directors

Sunshine Biopharma, Inc.

Re:	Sunshine Biopharma, Inc.
Form S-1/ Registration Statement and Related Prospectus
SEC file No. 333-276817

Gentlemen:

We have acted as counsel to Sunshine Biopharma, Inc., a Colorado corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-276817) initially filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2024 and amended on February 8, 2024 (as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to proposed issuance and sale by the Company of (i) 39,215,687 units (the “Closing Units”), with each Closing Unit consisting of either (A) one share of the Company’s common stock, $0.001 par value (“Common Stock”) (collectively, the “Closing Shares”) and one-tenth (1/10) of a Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and two-tenths (2/10) of a Series B warrant to purchase one share of Common Stock (“Series B Warrant” and, together with the Series A Warrant, the “Warrants”), or (B) one pre-funded warrant (each, a “Pre-funded Warrant”) to purchase one share of Common Stock at an exercise price of $0.001 until such time as the Pre-Funded Warrant is exercised in full subject to adjustment as provided in the Pre-funded Warrant and one-tenth (1/10) of a Series A Warrant to purchase one share of Common Stock and two-tenths (2/10) of a Series B Warrant to purchase one share of Common Stock.. The Units, the Shares, the Warrants, the shares underlying the Warrants (the “Warrant Shares”), the Pre-Funded Warrants and shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) are referred to herein, collectively, as the “Securities.” The proposed maximum aggregate offering price of the Securities is $67,850,000. The Securities are to be sold by the Company pursuant to an underwriting agreement by and between the Company and Aegis Capital Corp., as the underwriter (the “Underwriting Agreement”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the form of Underwriting Agreement, (iii) the Warrant Agency Agreement; (iv) the form of Series A Warrant, (v) the form of Series B Warrant, (vi) the form of Pre-Funded Warrant, (vii) the Articles of Incorporation of the Company, as amended and in effect as of the date hereof (the “Charter”), (viii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (ix) the Company’s stock ledger, and (x) the corporate action of the Company’s Board of Directors which, among other things, authorizes the issuance of the Securities. We have also reviewed such matters of law as we have deemed necessary to render the opinion expressed herein.

For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter, the Bylaws, the Underwriting Agreement, the Warrant Agency Agreement and the forms of the Warrants and Pre-Funded Warrants, and that all signatures on each such document are genuine. We have also assumed the legal capacity of natural persons and have made such other assumptions as are customary in opinion letters of this kind. We have not verified any of those assumptions or any of the other assumptions contained herein.

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Our opinions set forth below in numbered paragraph 1, numbered paragraph 2, numbered paragraph 3 and numbered paragraph 4 are limited to the Colorado Business Corporation Act. Each of our opinions set forth below is subject to the application of equitable principles and considerations of public policy.

Based upon and subject to the foregoing, it is our opinion that:

1. The Closing Units have been duly authorized for issuance by the Company. The Closing Units, if and when issued, delivered and paid for as described in the prospectus related to the Registration Statement (the “Prospectus”) and pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

2. The Closing Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the Prospectus and pursuant to the Underwriting Agreement, will be validly issued, fully-paid and non-assessable.

3. The Warrants and Pre-Funded Warrants have been duly authorized for issuance by the Company.

4. The Warrant Shares and Pre-Funded Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants or Pre-Funded Warrants, as applicable, in accordance with the terms therein and the terms of the Warrants or Pre-Funded Warrants, as applicable, will be validly issued, fully-paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(b) any Prospectus required by applicable law will have been delivered and filed as required by such laws;

(c) all Securities offered pursuant to the Registration Statement will be (i) issued and sold in the manner provided in the Registration Statement and the Prospectus, (ii) issued and sold only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement, the Warrant Agency Agreement and, if applicable, the Securities themselves, and there will not have occurred any change in law or fact affecting the validity of the opinion rendered herein with respect thereto between the date hereof and the date of such issuance and (iii) duly noted in the Company’s stock or warrant ledger, as applicable, upon their issuance;

(d) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share or Pre-Funded Warrant Share upon the exercise of a Warrant or Pre-Funded Warrant, as applicable, and each such Warrant Share or Pre-Funded Warrant Share, as applicable, as well as the Shares, will be noted in the Company’s stock ledger upon issuance;

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(e) the Company’s Board of Directors shall have approved the issuance of the Closing Units, the final number of Securities to be issued and the price to be paid therefor pursuant to the Underwriting Agreement and the Warrant Agency Agreement, as applicable, and

(f)  to the extent that the obligations of the Company under any Warrant Agency Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, (i) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement and in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY

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